UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 20, 2014

KINDER MORGAN MANAGEMENT, LLC

(Exact name of registrant as specified in its charter)

Delaware	1-16459	76-0669886
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1001 Louisiana Street, Suite 1000

Houston, Texas 77002

(Address of principal executive offices, including zip code)

713-369-9000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.                                        Submission of Matters to a Vote of Security Holders.

On November 20, 2014, Kinder Morgan Management, LLC (“KMR”) held a special meeting of its shareholders in order to vote upon proposals relating to the proposed mergers of KMR and Kinder Morgan Energy Partners, L.P. (“KMP”) with wholly owned subsidiaries of Kinder Morgan, Inc. (“KMI”).  At the KMR special meeting, KMR shareholders were asked to vote on the following proposals: (i) to approve the Agreement and Plan of Merger, dated August 9, 2014, among KMR, KMI  and R Merger Sub LLC (the “KMR Merger Agreement Proposal”), (ii) to approve the adjournment of the special meeting, if necessary to solicit additional proxies if there are not sufficient votes to approve the KMR Merger Agreement Proposal at the time of the special meeting or if KMP adjourns its special meeting (the “KMP special meeting”) called to vote on the proposals relating to the proposed merger of KMP with a wholly owned subsidiaries of KMI (the “KMR Adjournment Proposal”), (iii) to approve the Agreement and Plan of Merger, dated August 9, 2014, among KMP, Kinder Morgan G.P., Inc. (“KMGP”), KMR, KMI and P Merger Sub LLC in order to determine how the i-units of KMP held by KMR will be voted at the KMP special meeting (the “KMP Merger Agreement Proposal”) and (iv) to approve the adjournment of the KMP special meeting, if necessary to solicit additional proxies if there are not sufficient votes to approve the KMP Merger Agreement Proposal at the time of the KMP special meeting or if KMR adjourns its special meeting, in order to determine how the i-units of KMP held by KMR will be voted at the KMP special meeting (the “KMP Adjournment Proposal”).

As of the close of business on October 20, 2014, the record date for determining the KMR shareholders entitled to vote at the special meeting, there were 133,966,228 shares representing limited liability company interests of KMR (the “KMR shares”) outstanding and entitled to vote at the special meeting.  Under KMR’s limited liability company agreement, KMGP and its affiliates are not allowed to vote the approximately 17.3 million KMR shares owned by them with respect to the KMR Merger Agreement Proposal.  Accordingly, these KMR shares were not counted for purposes of establishing a quorum.  At the special meeting, holders of 89,918,291 KMR shares, excluding the KMR shares owned by KMGP and its affiliates, were present in person or represented by proxy, constituting a quorum.  Final voting results are presented below.

Proposal 1: The KMR Merger Agreement Proposal

KMR shareholders approved the KMR Merger Agreement Proposal based on the following results:

	FOR	AGAINST	ABSTAIN
KMR shares	87,158,383	809,805	1,950,103

Proposal 2: The KMR Adjournment Proposal

KMR shareholders approved the KMR Adjournment Proposal based on the following results:

	FOR	AGAINST	ABSTAIN
KMR shares	102,676,086	2,590,535	1,987,685

Adjournment of the KMR special meeting was not necessary because there were sufficient votes at the time of the special meeting to approve the KMR Merger Agreement Proposal.

Proposal 3: The KMP Merger Agreement Proposal

KMR shareholders voted on the KMP Merger Agreement Proposal in the following manner:

	FOR	AGAINST	ABSTAIN
KMR shares	104,449,566	806,070	1,998,670

Proposal 4: The KMP Adjournment Proposal

KMR shareholders voted on the KMP Adjournment Proposal in the following manner:

	FOR	AGAINST	ABSTAIN
KMR shares	102,662,348	2,552,452	2,039,506

Item 8.01.                                        Other Events

On November 20, 2014, KMI, KMR, KMP and El Paso Pipeline Partners, L.P. (“EPB”) issued a joint press release announcing that each of KMI, KMR, KMP and EPB held special meetings of their equity holders to vote upon proposals relating to the proposed mergers of KMR, KMP and EPB with wholly owned subsidiaries of KMI (the “Proposed Transactions”) and that the equity holders of KMI, KMR, KMP, and EPB approved the Proposed Transactions and related proposals.  The press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01.                                        Financial Statements and Exhibits.

(d)                               Exhibits

99.1                        Press Release of Kinder Morgan, Inc., Kinder Morgan Management, LLC, Kinder Morgan Energy Partners, L.P. and El Paso Pipeline Partners, L.P., dated November 20, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KINDER MORGAN MANAGEMENT, LLC

By:	/s/ David R. DeVeau
Name: David R. DeVeau
Title: Vice President

Date: November 21, 2014

EXHIBIT INDEX

99.1                        Press Release of Kinder Morgan, Inc., Kinder Morgan Management, LLC, Kinder Morgan Energy Partners, L.P. and El Paso Pipeline Partners, L.P., dated November 20, 2014.